Verano Announces Second Quarter 2024 Financial Results

CHICAGO, August 7, 2024 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the second quarter ended June 30, 2024, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Second Quarter 2024 Financial Highlights

	For the Three Months Ended,
($ in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Revenues, net of Discounts	$222,390	$221,306	$234,115
Gross Profit	114,340	112,960	115,191
Income from Operations	27,266	22,671	30,430
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(21,764)	(4,822)	(13,061)
Adjusted EBITDA[1]	70,599	66,547	71,512

Second Quarter 2024 Financial Highlights
•Revenues, net of discounts, of $222 million, an increase of 0.5% versus the prior quarter, meeting Company guidance, and a decrease of 5% year-over-year.
•Gross profit of $114 million or 51% of revenue.
•SG&A expense of $87 million or 39% of revenue.
•Net loss of $(22) million or (10)% of revenue.
•Adjusted EBITDA1 of $71 million or 32% of revenue.
•Net cash provided by operating activities of $8 million.
•Capital expenditures of $19 million.

Management Commentary
“Our second quarter performance was strong, highlighted by proactive measures we executed to further bolster the business, including authorization of a share repurchase program, capex investments, and subsequent to quarter end, strategic M&A that upon closure, will grant us vertical access to the Virginia market ahead of adult use,” said George Archos, Verano founder and Chief Executive Officer.

“Looking ahead, we are prepared to leverage near-term catalysts including this week’s launch of Ohio adult use sales, positive polling trends in Florida showing strengthening support of Amendment 3, ongoing adult use discussions in Pennsylvania, and continued rescheduling momentum at the federal level. Adding Virginia to our portfolio and deepening our robust Arizona business also provides additional growth opportunities regardless of federal rescheduling timing and progress. We remain excited and confident in Verano’s ability to continue driving long-term, sustainable growth throughout 2024 and beyond.”

Second Quarter 2024 Financial Overview
Revenue for the second quarter 2024 was $222 million, down 5% from $234 million for the second quarter 2023, and up slightly from $221 million for the first quarter 2024. The decrease in revenue for the second quarter 2024 compared to the second quarter 2023 was driven primarily by expected declines in New Jersey retail as dispensaries continue to open across the state, partially offset by increases in Maryland retail and wholesale in relation to the adult use program launch in July 2023, and new Zen Leaf™ store openings in the Connecticut market.

Gross profit for the second quarter 2024 was $114 million or 51% of revenue, down from $115 million or 49% of revenue for the second quarter 2023, and up from $113 million or 51% of revenue for the first quarter 2024. Though gross profit for the second quarter 2024 decreased in absolute dollars compared to the second quarter 2023 primarily due to top line declines as a consequence of continued third-party New Jersey dispensary openings, gross profit margin increased over 220bps attributable to increased contribution from net wholesale revenue.

SG&A expense for the second quarter 2024 was $87 million or 39% of revenue, up from $85 million or 36% of revenue for the second quarter 2023, and down from $90 million or 41% of revenue for the first quarter 2024. The increase in SG&A expense for the second quarter 2024 compared to the second quarter 2023 was driven primarily by an increase in salaries and benefits, due to increased headcounts related to new store openings during the quarter.

Net loss for the second quarter 2024 was $(22) million, or (10)% of revenue, versus $(13) million, or (6)% of revenue in the second quarter 2023. The increase in net loss for the second quarter 2024 compared to the second quarter 2023 was driven by a largely non-cash loss on debt extinguishment attributable to a $50 million prepayment under the Company’s senior credit facility and a slight increase in selling, general and administrative expense.

Adjusted EBITDA1 for the second quarter 2024 was $71 million or 32% of revenue.

Net cash provided by operating activities year to date was $39 million, down from $41 million for the prior year period.

Capital expenditures year to date were $28 million, up from $17 million for the prior year period.

2024 Guidance
•The Company is not issuing guidance at this time given the timing uncertainties surrounding the closing of the pending acquisitions of The Cannabist Company's Arizona and Eastern Virginia operations.

Second Quarter 2024 Operational Highlights
•Expanded the Company's retail footprint by opening the following new dispensaries:
◦MÜV™ locations in Haines City, Naranja and Port Richey, elevating the Company's Florida retail operations to 77 dispensaries statewide;
◦Strengthened Connecticut retail footprint with the opening of Zen Leaf Naugatuck, the Company’s third social equity joint venture location and fifth dispensary statewide.
•Joined industry stakeholders as active supporters of the Smart & Safe Florida campaign advocating for the passage of the Amendment 3 November ballot initiative.
•Announced share repurchase authorization.
•Launched Cabbage Club™, the first nationwide proprietary multi-state cannabis membership club, in Connecticut, Maryland and Michigan - following its successful debut in Illinois and New Jersey - with plans to further scale the club across the Company's footprint in 2024.

Subsequent Operational Highlights
•Opened Zen Leaf Fairless Hills, the Company's newest affiliated Pennsylvania dispensary, in prime new Philadelphia area location.
•Entered into an agreement with The Cannabist Company to acquire its Eastern Virginia operations subsidiary and its Arizona operations subsidiaries.
•Welcomed adult use customers at Zen Leaf dispensaries in Ohio on August 6th.
•Current operations span 13 states, comprised of 142 dispensaries and 13 production facilities with more than one million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of June 30, 2024, the Company’s current assets were $358 million, including cash and cash equivalents of $130 million. The Company had a working capital deficit of $(3) million and total debt, net of issuance costs, of $396 million.

The Company’s total Class A subordinate voting shares outstanding was 346,417,144 as of June 30, 2024.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for August 7, 2024 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.

•Investors and participants can register in advance for the call by visiting: https://registrations.events/direct/Q4I439151324
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On August 7, 2024, the live webcast can be accessed via the following link: https://events.q4inc.com/attendee/694539185
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
1Adjusted EBITDA is a non-U.S. GAAP financial measure. It is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to adjusted EBITDA is net income (loss). The reconciliation of adjusted EBITDA to U.S. GAAP net income (loss) is set forth below in the tables included in this news release.

Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA,” “adjusted EBITDA”, and "Operating Cash Flow" do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBIT as net income (loss) before interest expense and income tax expense; EBITDA as net income (loss) before interest expense, income tax expense, depreciation, and amortization; and adjusted EBITDA as net income (loss) plus net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.

Operating Cash Flow is a non-U.S. GAAP financial measure. It is derived from U.S. GAAP net income (loss) which is also its most directly comparable U.S. GAAP financial measure. The reconciliation of operating cash flow to U.S. GAAP net income (loss) is set forth below in the tables included in this news release.

Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 13 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at Verano.com.

Contacts:
Investors
Verano
Julianna Paterra, CFA
VP, Investor Relations
julianna.paterra@verano.com

Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and any subsequent quarterly reports on Form 10-Q, in each case, filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations (Unaudited)
($ in Thousands)

	For the Three Months Ended,
	June 30, 2024	March 31, 2024	June 30, 2023
Revenues, net of Discounts	$222,390	$221,306	$234,115
Cost of Goods Sold, net	108,050	108,346	118,924
Gross Profit	114,340	112,960	115,191
Gross Profit %	51%	51%	49%
Operating Expenses
Selling, General and Administrative	87,074	90,289	84,660
Total Operating Expenses	87,074	90,289	84,660
Loss from Investments in Associates	—	—	(101)
Income from Operations	27,266	22,671	30,430
Other Income (Expense), net:
Loss on Disposal of Property, Plant and Equipment	—	(143)	(388)
Loss on Debt Extinguishment	(3,068)	—	—
Interest Expense, net	(14,237)	(15,114)	(14,013)
Other Expense, net	(1,195)	(759)	(1,411)
Total Other Income (Expense), Net	(18,500)	(16,016)	(15,812)
Income Before Provision for Income Taxes	8,766	6,655	14,618
Provision for Income Taxes	(30,530)	(11,477)	(27,679)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(21,764)	(4,822)	(13,061)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets
($ in Thousands)

	June 30, 2024	December 31, 2023
	(Unaudited)
Cash and Cash Equivalents	$130,052	$174,760
Other Current Assets	227,511	219,436
Property, Plant and Equipment, net	507,447	501,304
Intangible Assets, net	1,040,572	1,086,146
Goodwill	231,291	231,291
Other Long-Term Assets	102,180	105,808
Total Assets	$2,239,053	$2,318,745

Total Current Liabilities	360,591	412,188
Total Long-Term Liabilities	657,070	666,477
Total Shareholders' Equity	1,221,392	1,240,080
Total Liabilities and Shareholders' Equity	$2,239,053	$2,318,745

VERANO HOLDINGS CORP.
Segmented Revenues, net of Discounts, By State (Unaudited)

	For the Three Months Ended,	For the Six Months Ended,
Net Retail Revenues, net of Discounts	June 30, 2024	June 30, 2024
($ in thousands)
Florida	$49,183	$99,500
Illinois	26,331	53,676
New Jersey	20,910	43,692
Arizona	14,472	29,445
Pennsylvania	11,711	23,777
Maryland	11,064	21,317
Connecticut	10,186	20,209
Nevada	7,187	14,353
Ohio	5,471	10,933
Massachusetts	2,985	5,891
West Virginia	1,851	3,566
Other	3,332	6,912
Total Net Retail Revenues, net of Discounts	$164,683	$333,271

	For the Three Months Ended,		For the Six Months Ended,
	June 30, 2024		June 30, 2024
Wholesale Revenues, net of Discounts	Gross	Net[1]	Gross	Net[1]
($ in thousands)
New Jersey	$23,712	$17,506	$47,876	$35,204
Illinois	22,046	13,736	40,250	24,754
Connecticut	14,873	10,338	27,726	19,104
Maryland	8,923	5,352	16,928	10,182
Pennsylvania	6,094	3,396	12,771	7,027
Arizona	6,454	2,562	13,138	4,927
Nevada	3,223	918	6,473	2,076
Ohio	2,771	1,341	4,950	2,501
Massachusetts	2,100	1,225	4,066	2,403
West Virginia	2,277	1,333	4,201	2,247
Total Wholesale Revenues, net of Discounts	$92,473	$57,707	$178,379	$110,425
1Net of intercompany eliminations

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to Operating Cash Flow (Non-U.S. GAAP)

	For the Six Months Ended,
	June 30, 2024	June 30, 2023
($ in thousands)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(26,586)	$(22,298)
Depreciation and Amortization	71,285	70,293
Other Non-cash Adjustments	23,070	10,270
Operating Cash Flow	$67,769	$58,265

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP)

	For the Three Months Ended,		For the Six Months Ended,
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(21,764)	$(13,061)	$(26,586)	$(22,298)
Interest Expense, net	14,237	14,013	29,351	29,918
Income Tax Expense	30,530	27,679	42,007	55,999
Depreciation and Amortization - COGS	18,749	18,529	37,392	37,050
Depreciation and Amortization - SG&A	16,984	16,708	33,893	33,243
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$58,736	$63,868	$116,057	$133,912

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBIT (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP)

	For the Three Months Ended,
	June 30, 2024	March 31, 2024	June 30, 2023
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(21,764)	(4,822)	(13,061)
Interest Expense, Net	14,237	15,114	14,013
Income Tax Expense	30,530	11,477	27,679
Earnings Before Interest, Taxes (EBIT)	$23,003	$21,769	$28,631

COGS Add-backs:
Depreciation and Amortization - COGS	18,749	18,643	18,529
Acquisition, Transaction and Other Non-operating Costs	—	—	—
Employee Stock Compensation	680	474	488

SG&A Add-backs:
Depreciation and Amortization - SG&A	16,984	16,909	16,708
Acquisition, Transaction and Other Non-operating Costs	2,570	3,476	472
Employee Stock Compensation	3,636	3,454	3,260

Acquisition Adjustments and Other Income (Expense), net	4,977	1,822	3,424

Adjusted EBITDA	$70,599	$66,547	$71,512

Net Loss Margin	(10)%	(2)%	(6)%
Adjusted EBITDA Margin	32%	30%	31%